Example Template : 77O





















DWS RREEF GLOBAL INFRASTRUCTURE
FUND










N-Sar July 1, 2012 - December 31, 2012










Security Purchased
Cusip
Purchase/Trade
Date
 Size (Shr) of
Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
 Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased From
Summit Midstream Partners, LP
866142102
8/28/2012
12,500,000
$20.0
$250,000,000
550,000
4.40%

BCLY,BAC,MS,GS,BMO,DB,RBC
BCLY
Western Gas Equity Partners LP
95825R103
12/7/2012
14,180,000
$22.0
$311,960,000
350,000
2.47%

BCLY,DB,CITI,MS,GS,RBC,UBS,WELLS,BMO
CITI